Exhibit 99.2

NETLIST, INC. ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

IRVINE, CA — August 17, 2017 — Netlist, Inc. (“Netlist” or the “Company”) (NASDAQ: NLST), a leading provider of high-performance modular memory subsystems, today announced the pricing of its previously announced underwritten registered public offering of 8,500,000 shares of its common stock at a price to the public of $0.60 per share. In addition, the Company has granted the underwriters a 30-day option to purchase at the public offering price, less the underwriting discount, up to an additional 1,275,000 shares of its common stock to cover over-allotments, if any. All shares of common stock to be sold in the offering will be offered by Netlist. The offering is expected to close on or about August 22, 2017, subject to the satisfaction of customary closing conditions.

The total gross proceeds from the offering are expected to be approximately $5.1 million. After deducting the underwriters’ discount and other estimated offering expenses payable by Netlist, the net proceeds are expected to be approximately $4.5 million. These amounts assume no exercise of the underwriters’ over-allotment option. The Company intends to use the net proceeds from the offering for general corporate purposes, including working capital and other general and administrative purposes.

Craig-Hallum Capital Group and Roth Capital Partners are acting as joint book-running managers for the offering.

The shares are being offered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-199446) that was declared effective by the Securities and Exchange Commission (“SEC”) on September 2, 2016. The shares may be offered only by means of a prospectus. A preliminary prospectus supplement and accompanying base prospectus related to the offering were filed with the SEC on August 16, 2017. The final prospectus supplement and accompanying base prospectus relating to and describing the final terms of the offering will be filed with the SEC and, when available, may be obtained by visiting the SEC’s website located at www.sec.gov and may also be obtained by contacting Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, Minnesota 55402, by telephone at (612) 334-6300 or by email at prospectus@chlm.com or Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, California 92660, by telephone at (800) 678-9147 or by email at rothecm@roth.com. Before you invest, you should read the prospectus supplement and accompanying base prospectus in the registration statement and other documents the Company has incorporated by reference therein for more complete information about the Company and the offering.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor may there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Netlist

Netlist is a leading provider of high-performance modular memory subsystems serving customers in diverse industries that require superior memory performance to empower critical business decisions. Flagship products NVvault® and EXPRESSvault® enable customers to accelerate data running through their servers and storage and reliably protect enterprise-level cache, metadata and log data by providing near instantaneous recovery in the event of a system failure or power outage. HybriDIMM™, Netlist’s next-generation storage class memory product, addresses the growing need for real-time analytics in Big Data applications and in-memory databases. Netlist holds a portfolio of patents, many seminal, in the areas of hybrid memory, storage class memory, rank multiplication and load reduction. Netlist is part of the Russell Microcap® Index. To learn more, visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and often address future events or circumstances. Forward-looking statements contained in this news release include statements about Netlist’s intention to offer and sell shares of its common stock in the offering.  All forward-looking statements reflect management’s present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: general economic, political and market conditions; Netlist’s ability to satisfy the conditions required to complete the offering; Netlist’s perception of its cash needs and the anticipated use of proceeds from the offering; and Netlist’s perception of the future availability of equity or debt financing needed to fund its business. These and other risks and uncertainties relating to Netlist’s business and performance are described in Netlist’s annual and quarterly reports filed with the SEC and the prospectus supplement and accompanying base prospectus for this offering. Given these risks, uncertainties and other important factors, undue reliance should not be placed on these forward-looking statements. These forward-looking statements represent Netlist’s estimates and assumptions only as of the date made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

Contacts

Netlist, Inc.

Gail M. Sasaki
Chief Financial Officer
(949) 435-0025

Brainerd Communicators, Inc.
Mike Smargiassi/ William Metzger
NLST@braincomm.com
(212) 986-6667